                                                                   Exhibit 24.1

                                POWER OF ATTORNEY

        Know all by these present, that the undersigned does hereby constitute and appoint Andrew S. Klaus, Caroline S. Vaccariello, Janet Spreen, Charlotte
Pasiadis, and each of them, as the undersigned's true and lawful attorneys-in-
fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities
Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission ("SEC"), including specifically, but without limitation thereof, power of attorney to sign the undersigned's name to a Form ID, Form 144, Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G and
any amendments thereto, to be filed with the SEC in respect of shares of capital stock of Preformed Line Products Co.; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof. The undersigned may revoke the authority granted herein upon delivering a signed written notice to the foregoing attorneys-in-
fact.

Executed on this 6th day of July, 2022.

/s/ Katherine E. Wensink
-------------------------------
Name: Katherine E. Wensink, individually and as trustee of (a) the Third
Restatement of the Barbara P. Ruhlman Trust Agreement dated November 20, 2008,
(b) the Barbara P. Ruhlman Revocable Trust dated September 21, 2016, and (c)
the Irrevocable Trust Agreement between Barbara P. Ruhlman and Bernard L. Karr, dated July 29, 2008